Exhibit 99.1
NEWS RELEASE — for immediate release
Alexza Reports Second Quarter Financial Results
and Updates Development of Product Candidates
Palo Alto, California – August 13, 2007 - Alexza Pharmaceuticals, Inc. (Nasdaq: ALXA) reported today financial results for its second fiscal quarter and the six-month period ended June 30, 2007 and provided an update on the Company’s progress with its development programs. The net loss for the second quarter of fiscal 2007 and for the six months ended June 30, 2007, as reported in accordance with accounting principles generally accepted in the United States (GAAP), was $10.3 million and $21.2 million, compared to a net loss of $10.6 million and $19.0 million in the comparable periods in 2006.
Recent Alexza Highlights
Since the beginning of 2007 Alexza has made the following progress with the development of its Staccato® system-based product candidates:
• In March, Alexza announced positive initial results from an outpatient, multi-center, randomized, double blind, placebo-controlled Phase IIb clinical trial of AZ-001 (Staccato prochlorperazine) in 400 migraine patients. All three doses of AZ-001 met the primary endpoint of statistically significant 2-hour pain relief, compared to placebo. In the two highest doses studied, AZ-001 also showed a statistically significant difference in achieving a pain-free response at two hours, as compared with placebo. AZ-001 demonstrated rapid onset of pain relief, with statistically significant pain response in 15 minutes for the 7.5 mg dose and statistically significant pain responses for all three doses at 30 minutes. AZ-001 also showed a sustained pain-free response, with statistically significant elimination of pain at 24 hours post-dose at the two highest studied doses. Survival analyses for nausea, photophobia and phonophobia over the 2-hour period post- dose showed a statistically significant difference, compared to placebo.
• In March, Alexza also announced positive initial results from a multi- center, randomized, double blind, placebo-controlled Phase IIa clinical trial in an in-patient clinical setting of AZ-004 (Staccato loxapine) in 120 schizophrenic patients with acute agitation. The 10 mg dose of AZ-004 met the primary endpoint of the clinical trial, which was a statistically significant reduction in the measure of agitation from baseline to the 2-hour post-dose time point, as compared to placebo. The 10 mg dose of AZ-004 also exhibited a rapid onset of effect, with a statistically significant improvement in the PANSS (Positive and Negative Symptom Scale) Excited Component (PEC) scores at 20 minutes post-dose, as compared to placebo. The effectiveness of the 10 mg dose was sustained throughout the 24-hour study period, as compared to placebo. AZ-004 has been licensed to Symphony Allegro, Inc., a clinical development collaboration formed between Alexza and Symphony Capital. Alexza has the right to repurchase all rights to this product candidate.

• In June, Alexza announced the initiation of a Phase IIa proof-of-concept clinical trial with AZ-104 (Staccato loxapine) in patients with migraine headache. AZ-104 is a lower dose version of AZ-004, which is being developed to treat acute agitation in patients with schizophrenia. AZ-104 is being developed through Symphony Allegro. The Phase IIa clinical trial is an in-clinic, multi-center, randomized, double blind, single-administration, placebo-controlled study in approximately 160 migraine patients with or without aura. Three doses of AZ-104 (1.25, 2.5 and 5 mg) will be evaluated against placebo in the clinical trial. Using the IHS (International Headache Society) 4-point rating scale, the primary efficacy endpoint will be pain-relief response at 2 hours post-administration. Secondary efficacy endpoints for the trial include additional pain response assessments and other symptom assessments at various time points. Safety evaluations will also be made throughout the clinical trial period.
• Alexza completed a pre-IND meeting with the U.S. Food and Drug Administration for AZ-007 (Staccato zaleplon) and has named AZ-007 as its next product candidate targeted for clinical development. The Company plans to develop AZ-007 for the treatment of sleep disorder in patients who have difficulty falling asleep, including those patients with middle of the night awakening who have difficulty falling back asleep.
Financial Results – Three and Six Months Ended June 30, 2007 and 2006
GAAP operating expenses were $14.2 million in the second quarter of fiscal 2007 and $28.0 million for the six months ended June 30, 2007, compared to $11.7 million and $20.5 million for the comparable periods in 2006. The increases resulted from spending on preclinical and clinical development of the Company’s product candidates, internal research efforts, manufacturing development efforts, personnel related costs to support these efforts and costs related to infrastructure to support operating as a public company for the full period and, in the six month period ended June 30, increased share-based compensation costs.
On January 1, 2006, Alexza adopted FAS 123R and reports employee share-based compensation expense based on the fair value of the award. The share-based compensation was $557,000 in the second quarter of 2007 and $1,276,000 in the six months ended June 30, 2007 compared to $689,000 and $551,000 in the comparable periods in 2006.
Alexza’s Consolidated Statements of Operations include the operations of Symphony Allegro, Inc. “Loss attributed to noncontrolling interest in Symphony Allegro, Inc.” reduced Net loss for the second quarter of 2007 by $2.6 million and by $4.7 million for the six months ended June 30, 2007. As the transaction with Symphony Allegro, Inc. was completed in December 2006, there were no reductions in Net loss attributed to noncontrolling interest in Symphony Allegro, Inc. in the comparable periods in 2006.

Excluding non-cash share-based compensation expense, non-GAAP net loss was $9.7 million for the second quarter of 2007 and $19.9 million in the six months ended June 30 2007 as compared to $9.9 million and $18.5 million in the comparable periods in 2006.
Note: Alexza’s non-GAAP net loss excludes non-cash share-based compensation expense. The differences in non-GAAP and GAAP numbers are reconciled in the table below (in thousands):

	Three Months Ended
	June 30,
	2007	2006

GAAP net loss	$(10,278)	$(10,578)
Share-based compensation expense	557	689

Non-GAAP net loss	$(9,721)	$(9,889)

	Six Months Ended
	June 30,
	2007	2006

GAAP net loss	$(21,194)	$(19,009)
Share-based compensation expense	1,276	551

Non-GAAP net loss	$(19,918)	$(18,458)

Conference Call Information
Alexza will host a conference call at 4:30 p.m. Eastern Time today. To access the conference call via the Internet, go to www.alexza.com, under the “Investor Relations” link. Please join the call at least 15 minutes prior to the start of the call to ensure time for any software downloads that may be required.
To access the live conference call via phone, dial 1-800-295-4740. International callers may access the live call by dialing 1-617-614-3925. The reference number to enter the call is 83115790.
The replay of the conference call may be accessed via the Internet, at www.alexza.com, or via phone at 1-888-286-8010 for domestic callers or 1-617-801-6888 for international callers. The reference number to enter the replay of the call is 86737397.
About Alexza Pharmaceuticals
Alexza is an emerging pharmaceutical company focused on the development and commercialization of novel, proprietary products for the treatment of acute and intermittent conditions. The Company’s technology, the Staccato® system, vaporizes unformulated drug to form a condensation aerosol that allows rapid systemic drug delivery through deep lung inhalation. The drug is quickly absorbed through the lungs into the bloodstream, providing speed of therapeutic onset that is comparable to intravenous administration, but with greater ease, patient comfort and convenience. The Company has six product candidates in development; AZ-001 (Staccato prochlorperazine) for the acute treatment of migraine headaches, AZ-004 (Staccato loxapine) for the treatment of acute agitation in schizophrenic patients, AZ-002 (Staccato alprazolam) for the acute treatment of panic attacks associated with panic disorder, AZ-104 (Staccato loxapine) for the acute treatment of migraine headaches, AZ-003 (Staccato fentanyl) for the treatment of patients with acute pain and AZ-007 (Staccato zaleplon) for the treatment of sleep disorder in patients who have difficulty falling asleep.
Safe Harbor Statement
This press release includes forward-looking statements regarding the development of the Company’s product candidates, projected clinical trial enrollment and data reporting timelines, and safety of the Company’s products and technologies. Any statement describing a product candidate or Alexza’s goals, expectations, intentions or beliefs is a forward-looking statement, as defined in the Private Securities Litigation Reform Act of 1995, and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties, particularly those inherent in the process of developing and commercializing drugs that are intended to be safe and effective for use as therapeutics. Alexza’s forward-looking statements also involve assumptions that, if they do not materialize or prove incorrect, would cause its results to differ materially from those expressed or implied by such forward-looking statements. These statements are based only on facts and factors known by Alexza as of the date hereof. As a result, investors are cautioned not to rely on these forward-looking statements. These and other risks concerning Alexza’s business are described in additional detail in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2006, and the Company’s other Periodic and Current Reports filed with the Securities and Exchange Commission, including the risks under the headings “We have a history of net losses. We expect to continue to incur substantial and increasing net losses for the foreseeable future, and we may never achieve or maintain profitability.” “We will need substantial additional capital in the future. If additional capital is not available, we will have to delay, reduce or cease operations.” “Failure or delay in commencing or completing clinical trials for our product candidates could harm our business” and “If our product candidates do not meet safety and efficacy endpoints in clinical trials, they will not receive regulatory approval, and we will be unable to market them.” Forward-looking statements contained in this announcement are made as of this date, and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures. Alexza management does not suggest that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, GAAP financial measures. The Company believes it is useful for management and investors to review both GAAP information and non-GAAP financial measures to have a better understanding of the overall performance of the Company’s business and trends relating to its financial condition and results of operations.

CONTACT:	Thomas B. King
President & CEO
650.687.3900
tking@alexza.com
www.alexza.com

Alexza Pharmaceuticals, Inc.
(a development stage company)
Condensed Statements of Operations
(unaudited, in thousands except per share data)

		Three Months Ended
		June 30, 2007
	GAAP [1]	Difference [2]	Non-GAAP [3]

Revenue	$—	$—	$—

Operating expenses
Research and development	10,142	(247)	9,895
General and administrative	4,017	(310)	3,707

Total operating expenses	14,159	(557)	13,602

Loss from operations	(14,159)	557	(13,602)

Interest and other income, net	1,481	—	1,481
Interest expense	(244)	—	(244)

Loss before non-controlling interest in Symphony Allegro, Inc.	(12,922)	557	(12,365)
Loss attributed to non-controlling interest in Symphony Allegro, Inc.	2,644	—	2,644

Net loss	$(10,278)	$557	$(9,721)

Basic and diluted net loss per share	$(0.36)

Shares used to compute basic diluted net loss per share	28,480

[1]	Reflects operating results in accordance with U.S. generally accepted accounting principles (or GAAP).

[2]	Represents share-based compensation expense.

[3]	Non-GAAP amounts exclude share-based compensation expense..

Alexza Pharmaceuticals, Inc.
(a development stage company)
Condensed Statements of Operations
(unaudited, in thousands except per share data)

		Three Months Ended
		June 30, 2006
	GAAP [1]	Difference [2]	Non-GAAP [3]

Revenue	$539	$—	$539

Operating expenses
Research and development	9,240	(474)	8,766
General and administrative	2,480	(215)	2,265

Total operating expenses	11,720	(689)	11,031

Loss from operations	(11,181)	689	(10,492)

Interest and other income, net	790	—	790
Interest expense	(187)	—	(187)
Loss before non-controlling interest in Symphony Allegro, Inc.	(10,578)	689	(9,889)
Loss attributed to non-controlling interest in Symphony Allegro, Inc.	—	—	—

Net loss	$(10,578)	$689	$(9,889)

Basic and diluted net loss per share	$(0.45)

Shares used to compute basic diluted net loss per share	23,629

[1]	Reflects operating results in accordance with U.S. generally accepted accounting principles (or GAAP).

[2]	Represents share-based compensation expense.

[3]	Non-GAAP amounts exclude share-based compensation expense.

Alexza Pharmaceuticals, Inc.
(a development stage company)
Condensed Statements of Operations
(unaudited, in thousands except per share data)

		Six Months Ended
		June 30, 2007
	GAAP [1]	Difference [2]	Non-GAAP [3]

Revenue	$—	$—	$—

Operating expenses
Research and development	20,377	(711)	19,666
General and administrative	7,602	(565)	7,037

Total operating expenses	27,979	(1,276)	26,703

Loss from operations	(27,979)	1,276	(26,703)
Interest and other income, net	2,538	—	2,538
Interest expense	(479)	—	(479)

Loss before non-controlling interest in Symphony Allegro, Inc.	(25,920)	1,276	(24,644)
Loss attributed to non-controlling interest in Symphony Allegro, Inc.	4,726	—	4,726

Net loss	$(21,194)	$1,276	$(19,918)

Basic and diluted net loss per share	$(0.81)

Shares used to compute basic diluted net loss per share	26,175

[1]	Reflects operating results in accordance with U.S. generally accepted accounting principles (or GAAP).

[2]	Represents share-based compensation expense.

[3]	Non-GAAP amounts exclude share-based compensation expense..

Alexza Pharmaceuticals, Inc.
(a development stage company)
Condensed Statements of Operations
(unaudited, in thousands except per share data)

		Six Months Ended
		June 30, 2006
	GAAP [1]	Difference [2]	Non-GAAP [3]

Revenue	$699	$—	$699

Operating expenses
Research and development	16,580	(684)	15,896
General and administrative	3,963	133	4,096

Total operating expenses	20,543	(551)	19,992

Loss from operations	(19,844)	551	(19,293)

Interest and other income, net	1,179	—	1,179
Interest expense	(344)	—	(344)

Loss before non-controlling interest in Symphony Allegro, Inc.	(19,009)	551	(18,458)
Loss attributed to non-controlling interest in Symphony Allegro, Inc.	—	—	—

Net loss	$(19,009)	$551	$(18,458)

Basic and diluted net loss per share	$(1.23)

Shares used to compute basic diluted net loss per share	15,473

[1]	Reflects operating results in accordance with U.S. generally accepted accounting principles (or GAAP).

[2]	Represents share-based compensation expense.

[3]	Non-GAAP amounts exclude share-based compensation expense..

Alexza Pharmaceuticals, Inc.
(a development stage enterprise)
Condensed Balance Sheets
(unaudited, in thousands)

	June 30,	December 31,
	2007	2006
Assets
Cash, cash equivalents and marketable securities	$89,447	42,623
Investments held by Symphony Allegro, Inc.	44,715	49,956
Other current assets	2,917	1,263
Total current assets	137,079	93,842

Property and equipment, net	17,862	11,136
Other non-current assets	721	788
Total assets	155,662	105,766

Liabilities and stockholders’ equity
Current liabilities	12,755	14,193
Non-current liabilities	15,982	7,056
Non-controlling interest in Symphony Allegro, Inc.	30,017	34,743
Stockholders equity	96,908	49,774
Total liabilities and stockholders’ equity (deficit)	155,662	105,766